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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Cantel Selected Financial Data" and "Experts" in the Registration Statement (Form S-4 No. 33-64727) and related Joint Proxy Statement/ Prospectus of Cantel Industries, Inc. for the registration of 1,223,148 shares of its common stock and to the incorporation by reference therein of our report dated September 20, 1995, with respect to the consolidated financial statements and schedule of Cantel Industries, Inc. included in its Annual Report on Form 10-K for the year ended July 31, 1995, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP

Princeton, New Jersey

January 25, 1996